                                TABLE OF CONTENTS

OVERVIEW.......................................................................3
GROWTH EQUITY FUND.............................................................4
RELATIVE VALUE FUND............................................................7
SCIENCE & TECHNOLOGY FUND......................................................9
STELLAR FUND..................................................................12
CAPITAL APPRECIATION FUND.....................................................15
INTERNATIONAL EQUITY FUND.....................................................18
MANAGEMENT OF THE FUNDS.......................................................22
DISTRIBUTION OF SHARES........................................................23
DESCRIPTION OF CLASSES........................................................24
PRICE OF SHARES...............................................................26
PURCHASING SHARES.............................................................27
SELLING SHARES................................................................29
EXCHANGING SHARES.............................................................30
DISTRIBUTIONS AND TAXES.......................................................31
FINANCIAL HIGHLIGHTS..........................................................32

OVERVIEW

--------------------------------------------------------------------------------

                           Goal and Strategies of the Stock Funds

                           The general goal of the Firstar Stellar stock funds is to maximize your capital appreciation by investing in equity securities. The GROWTH EQUITY FUND focuses its investments in growth-oriented equity securities of U.S. companies. The RELATIVE VALUE FUND focuses on capital appreciation from equities of U.S. companies that the adviser considers to have value characteristics. The SCIENCE & TECHNOLOGY FUND attempts to maximize growth and capital appreciation by investing in equity securities of companies in the science and technology industries. The STELLAR FUND provides investors with the opportunity to gain income and appreciation from both equity and fixed-income investments. The CAPITAL APPRECIATION FUND invests in equity securities of small to medium-sized U.S. companies. The INTERNATIONAL EQUITY FUND seeks investment opportunities by investing in mutual funds that invest in non-U.S. companies.

                           Principal Risks Common to These Funds
                           The main risks of investing in the funds are:

                           |X| Stock Market Risks: Stock mutual funds are
                               subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the funds are likely to decline in value. Therefore, you may lose money if the value of the funds decline.

                           |X| Stock Selection Risks: The stocks selected by the
                               investment adviser may decline in value or not increase in value when the stock market in general is rising.

                           |X| Bond Risks: To the extent the funds invest in
                               bonds, they will be exposed to the risks of bond investing. A bond's market value is affected significantly by changes in interest rates. Generally, when interest rates rise, the bond's market value declines and when interest rates decline, its market value rises. Also, the longer a bond's maturity, the greater the risk and the higher its yield. Conversely, the shorter a bond's maturity, the lower the risk and the lower its yield. A bond's value can also be affected by changes in the bond's credit quality rating or its issuer's financial condition. Because bond values fluctuate, the fund's share price fluctuates. So, when you sell your investment, you may receive more or less money than you originally invested.



                           |X| Liquidity Risks: Liquidity risk is the risk that
                               certain securities may be difficult or impossible to sell at the time and price that the investment adviser would like to sell. The adviser may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance.



An investment in the funds    Who May Want to Invest
is not a deposit of firstar   These funds may be appropriate for investors that:
bank and is not insured or    |X| wish to invest for the long term
guaranteed by the Federal     |X| want to diversify their portfolios
Deposit Insurance             |X| want to allocate some portion of their
Corporation or any other          long-term investments to aggressive equity
government agency.                investing
                              |X| are willing to accept a high degree of
                                  volatility and risk in exchange for the
                                  opportunity to realize greater financial gains in the future

                              These funds may not be appropriate for investors that:
                              |X| are investing for short terms
                              |X| are risk adverse



                              The Statement of Additional Information contains more information about the funds and the types of securities in which they may invest.

GROWTH EQUITY FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL

The GROWTH EQUITY FUND'S investment objective is to maximize capital appreciation.

INVESTMENT POLICIES AND PORTFOLIO SECURITIES

The fund attempts to achieve its investment goal by investing at least 65% of the value of its total assets in growth-oriented domestic equity securities. "Growth-oriented" securities are securities of U.S. companies that have market capitalization of $1.5 billion or more and, based on traditional research techniques, the fund's investment adviser believes have earnings growth potential superior to the S&P 500. The fund will maximize the amount of capital appreciation that it can within the constraints of its investment policies and restrictions.

WHAT ARE "GROWTH-ORIENTED" SECURITIES?
Securities of U.S. companies with market capitalization of $1.5 billion or greater that show superior growth in earnings and revenues.

The adviser selects securities and attempts to maintain an acceptable level of risk largely through the use of automated quantitative measurement techniques. The adviser considers the following factors when using this research technique:

|X| price/earnings ratios,
|X| historical and projected earnings growth rates, |X| historical sales growth
    rates,
|X| historical return on equity,
|X| market capitalization,
|X| average daily trading volume, and
|X| credit rankings based on nationally recognized statistical rating organizations (NRSROs).

The investment adviser uses the quantitative model together with economic forecasts and assessment of the risk and volatility of the company's industry. When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g. decreased growth/earnings, new competition, or lessened financial or managerial stability of the company)? (3) Has the adviser's outlook changed (e.g. anticipated changes in the company's market place do not result)?

The fund's domestic equity securities usually consist of U.S. common and preferred stocks and warrants of companies with market capitalization of $1.5 billion or greater. The stocks are listed on the New York or American Stock Exchanges or traded in the over-the-counter market.

To a limited degree, the fund may also invest in:

|X| domestic debt securities rated Baa or higher by Moody's or rated BBB or higher by S&P or Fitch (i.e., notes, zero coupon bonds and convertible securities of U.S. companies)
|X| U.S. government securities (i.e., direct obligations of the U.S. Treasury) |X| real estate investment trusts
|X| investment grade structured fixed-income securities (i.e., mortgage-backed securities, adjustable rate mortgage securities, collateralized mortgage obligations and asset-backed securities)
|X| international securities (including other investment companies, American
    Depositary Receipts and International Depositary Receipts)
|X| options and futures
|X| money market instruments

Temporary Investments To respond to adverse market, economic, political or other conditions, the fund may invest up to 100% of its assets in U.S. and foreign short-term money market instruments. The fund may invest up to 35% of its assets in these securities to maintain liquidity. Some of the short-term money market instruments include:

|X| commercial paper
|X| certificates of deposit, demand and time deposits and bankers' acceptances |X| U.S. government securities
|X| repurchase agreements

To the extent the fund engages in this temporary, defensive strategy, the fund may not achieve its investment objective.

Investment Risks

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

Small- and Medium-size Companies Risks The fund may invest in the stocks of small- to medium-size companies. Small- and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolio.

Real Estate Investment Trusts Risks Some of the risks of equity and mortgage real estate investment trusts (REITs) are that they depend on management skills and are not diversified. As a result, REITs are subject to the risk of financing either single projects or any number of projects. REITs depend on heavy cash flow and may be subject to defaults by borrowers and self-liquidation. Additionally, equity REITs may be affected by any changes in the value of the underlying property owned by the trusts. Mortgage REITs may be affected by the quality of any credit extended. The adviser tries to minimize these risks by selecting REITs diversified by sector (I.E., shopping malls, apartment building complexes, health care facilities) and geographic location.

Mortgage and Asset-backed Securities Risks The main risk of mortgage and asset-backed securities is that the borrower will prepay some or all of the principal owed to the issuer. If that happens, the fund may have to replace the security by investing the proceeds in a lower yielding security. This could reduce the fund's share price and its income distributions.

Foreign Securities Risks The fund can invest in foreign securities, which can carry higher returns, but involve more risks than those associated with domestic investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.



Futures and Options On Futures Risks The fund may use futures and options on futures for hedging purposes only. The hedging strategy may not be successful if the portfolio manager is unable to accurately predict movements in the prices of individual securities held by a fund or if the strategy does not correlate well with the fund's investments. The use of futures and options on futures may produce a loss for the fund, even when used only for hedging purposes and you could lose money because of the fund's use of options.

PAST PERFORMANCE



The bar chart and table below illustrate the variability of the GROWTH EQUITY FUND'S returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows how the fund's average annual returns for one-year, five-years, and since inception ended December 31, 1999 compare with a broad measure of market performance. THE FUND'S PAST PERFORMANCE DOES NOT PREDICT FUTURE PERFORMANCE.



Growth Equity Fund - B Shares
Calendar Year Returns as of 12/31

1995      27.37%
1996      23.35%
1997      25.28%
1998      28.05%
1999      25.42%

Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown.

Best Quarter:         Q4     1998      23.49%
Worst Quarter:        Q3     1998     -10.87%



------------------------------------ ---------- ------------ -----------
    Average Annual Total Return                                Since
         Through 12/31/99             1 Year      5 Years     Inception1
------------------------------------ ---------- ------------ -----------
Growth Equity Fund     A Shares         N/A         N/A         N/A
                       B Shares       20.42%      25.80%       26.41%
                       Y Shares       25.84%        N/A        25.09%
S&P 500 Index2                        21.04%      28.56%       28.58%
------------------------------------ ---------- ------------ -----------
The Average Annual Total Returns Above Reflect the Sales Charges.




1 A Shares commenced operations on March 31, 2000. B Shares commenced operations on December 12, 1994. Y Shares commenced operations on August 18, 1997. The index shows returns since the inception of the B Shares on December 12, 1994.



2 The S&P 500 Index is an unmanaged index of 500 domestic stocks created by Standard & Poor's Corporation. The Index is heavily weighted toward stocks with large market capitalization and represents approximately two-thirds of the total market value of all domestic common stocks.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

---------------------------------- -------- -------- ---------
Shareholder Fees (fees paid
directly from your investment)     Class A  Class B  Class Y
---------------------------------- -------- -------- ---------
Maximum Sales Charge (Load)
Imposed On Purchases (as a
percentage of offering price)      5.50%    None     None
Maximum Deferred Sales Charge
(Load) (as a percentage of
offering price)1                   None     5.00%    None
Maximum Sales Charge (Load)
Imposed On Reinvested Dividends    None     None     None
Redemption Fee                     None     None     None
Exchange Fee                       None     None     None
---------------------------------- -------- -------- ---------

---------------------------------- --------- -------- --------
Annual Fund Operating Expenses
(expenses deducted from fund       Class A   Class B  Class Y
assets)
---------------------------------- --------- -------- --------
Management Fees                    0.75%     0.75%    0.75%
Distribution and Service (12B-1)
Fees                               0.25%     0.25%    None
Other Expenses2                    0.48%     0.48%    0.48%
Total Annual Fund Operating        0.48%     0.48%    0.48%
   Expenses                        1.48%     1.48%    1.23%
---------------------------------- --------- -------- --------



1 The contingent deferred sales charge for the B shares is 5.00% in the first year, declining to 1.00% in the sixth year. Thereafter class B shares convert to class A shares, which do not bear a contingent deferred sales charge. See "Description of Classes."


2 "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.23% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at anytime.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS A       $692     $992      $1,313     $2,221
CLASS B       $651     $768      $1,008     $1,768
CLASS Y       $125     $390      $  676     $1,489
------------- -------- --------- ---------- -----------

If you did not redeem your shares, you would pay the following expenses:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS A       $692     $992      $1,313     $2,221
CLASS B       $151     $468      $  808     $1,768
CLASS Y       $125     $390      $  676     $1,489
------------- -------- --------- ---------- -----------
                       CLASS DESCRIPTIONS ARE ON PAGE 24.

RELATIVE VALUE FUND
--------------------------------------------------------------------------------

Investment Goal

The Relative Value Fund's goal is to obtain the highest total return from a combination of income and capital appreciation.

Investment Policies and Portfolio Securities

To achieve its objective, the fund invests primarily in common stocks. The stocks in which the fund may invest include stocks that the fund's investment adviser believes represent the best values within each industry sector. In the adviser's opinion, stocks with the best values present characteristics consistent with low volatility, above average yields, and are under valued relative to the stocks comprising the Standard & Poor's 500 Composite Stock Price Index. Under normal circumstances, the fund will invest at least 70% of its assets in common stocks, which to a limited extent may include stocks of foreign issuers. To obtain income, the fund may invest a significant portion of its assets in investment grade fixed-income securities such as domestic issues of corporate debt obligations with short and intermediate terms. In this manner, the fund will attempt to obtain the highest total return that it can within the constraints of its investment policies and restrictions.

The investment adviser uses traditional research techniques when choosing which stocks to invest in. The adviser selects securities and attempts to maintain an acceptable level of risk largely through the use of automated quantitative measurement techniques. The adviser considers the following "value" characteristics when using this research technique:

|X| price/earnings ratios,
|X| dividend yield,
|X| book value,
|X| assets to liabilities ratio,
|X| management ownership,
|X| average daily trading volume, and

|X| credit rankings based on nationally recognized statistical rating organizations (NRSROs).

The investment adviser uses the quantitative model together with economic forecasts and assessment of the risk and volatility of the company's industry. The adviser assesses the earnings and dividend growth prospects of the various companies' stock and then considers the risk and volatility of the company's industry. The adviser typically invests in common stocks of companies that are in the top 25% of their industries with regard to revenues. The adviser also considers other factors such as product position or market share.

When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g. decreased growth/earnings, new competition, lessened financial or managerial stability of the company, or the security's interest rate is not a favorable as other securitie's interest rates)? (3) Has the adviser's outlook changed (e.g. anticipated changes in the company's market place do not result)?

Temporary Investments To respond to adverse market, economic, political or other conditions, the fund may invest up to 100% of its assets in short-term temporary investments. Some of the short-term money market instruments include:

|X| commercial paper
|X| certificates of deposit, demand and time deposits and bankers' acceptances |X| U.S. government securities
|X| repurchase agreements

To the extent that the fund engages in this temporary, defensive strategy, the fund may not achieve its investment objective.

Investment Risks

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

Value Style Investing Risks Different types of equity securities tend to shift in and out of favor depending on market and economic conditions, and the performance resulting from the Fund's "value" investment style may sometimes be lower than that of other types of equity funds, such as those focusing more exclusively on growth in earnings.

Foreign Securities Risks The fund can invest in foreign securities, which can carry higher returns, but involve more risks than those associated with domestic investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

Past Performance

The bar chart and table below illustrate the variability of the Relative Value Fund's returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows how the fund's average annual returns for one-year, five-years, and since the fund's inception ended December 31, 1999 compare with broad measures of market performance. The fund's past performance does not predict future performance.

Relative Value Fund - A Shares
Calendar Year Returns as of 12/31

1992      11.19%
1993      13.73%
1994      -2.63%
1995      35.69%
1996      26.45%
1997      32.20%
1998      18.25%
1999       6.96%

Sales charges are not reflected on the bar chart. If these amounts were reflected, returns would be less than those shown.

Best Quarter:         Q4     1998      21.33%
Worst Quarter:        Q3     1998     -12.29%



----------------------------------- --------- -------- -----------
   Average Annual Total Return       1 Year   5 Years     Since
         Through 12/31/99                              Inception1
----------------------------------- --------- -------- -----------
Relative Value Fund   A Shares        2.16%   22.33%     15.48%
                      B Shares        1.63%     N/A       4.98%
                      Y Shares        7.42%     N/A      13.91%
S&P 500 Index2                       21.04%   28.56%     19.44%
Lipper Growth & Income Average3      11.23%   22.56%     16.09%
----------------------------------- --------- -------- -----------
The average annual total returns above reflect the sales charges.


1 A Shares commenced operations on June 5, 1991. B Shares commenced operations on March 31, 1998. Y Shares commenced operations on August 18, 1997. The indices show returns since the inception of the A shares on June 5, 1991.

2 The S&P 500 Index is an unmanaged index of 500 domestic stocks created by Standard & Poor's Corporation. The Index is heavily weighted toward stocks with large market capitalization and represents approximately two-thirds of the total market value of all domestic common stocks.

3 The Lipper Growth & Income Average shows the performance of a category of mutual funds with similar goals to the Relative Value Fund.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

-------------------------------------- ------- ------- -------
Shareholder Fees
(fees paid directly from your          Class A Class B Class Y
investment)
-------------------------------------- ------- ------- -------
Maximum Sales Charge (Load) Imposed
On Purchases (as a percentage of
offering price)                        5.50%   None    None
Maximum Deferred Sales Charge (Load)
(as a percentage of offering price)1   None    5.00%   None
Maximum Sales Charge (Load)
Imposed On Reinvested Dividends        None    None    None
Redemption Fee                         None    None    None
Exchange Fee                           None    None    None

-------------------------------------- ------- ------- -------

-------------------------------------- ------- ------- -------
Annual Fund Operating Expenses
(expenses deducted from fund assets)   Class A Class B Class Y
-------------------------------------- ------- ------- -------
MANAGEMENT FEES                        0.75%   0.75%   0.75%
DISTRIBUTION AND SERVICE (12B-1) FEES  0.25%   0.25%   None
OTHER EXPENSES2                        0.46%   0.46%   0.46%
TOTAL ANNUAL FUND OPERATING EXPENSES   1.46%   1.46%   1.21%
-------------------------------------- ------- ------- -------

1 The contingent deferred sales charge for the B shares is 5.00% in the first year, declining to 1.00% in the sixth year. Thereafter class B shares convert to class A shares, which do not bear a contingent deferred sales charge. See "Description of Classes."

2 "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.21% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at anytime.

EXAMPLE The example below is intended to help you compare the cost of investing
-------
in the fund with the cost of investing in other mutual funds.

This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,

2. You reinvested all dividends and capital gain distributions,

3. Your investment has a 5% return each year, and

4. The fund's operating expenses remain the same.



Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $690     $986      $1,304     $2,200
Class B       $649     $762      $  997     $1,746
Class Y       $123     $384      $  665     $1,466
------------- -------- --------- ---------- -----------

If you did not redeem your shares, you would pay the following expenses:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $690     $986      $1,304     $2,200
Class B       $149     $462      $  797     $1,746
Class Y       $123     $384      $  665     $1,466
------------- -------- --------- ---------- -----------
                       CLASS DESCRIPTIONS ARE ON PAGE 24.

SCIENCE & TECHNOLOGY FUND
--------------------------------------------------------------------------------

Investment Goal

The investment objective of the SCIENCE & TECHNOLOGY FUND is to maximize growth and capital appreciation by investing in equity securities of companies in the science and technology industry.

Investment Policies and Portfolio Securities

The fund seeks to achieve its investment objective by investing primarily in equity securities of companies in the science and/or technology sectors. Under normal market conditions, the fund will invest at least 65% of the value of its total assets in common stock, preferred stocks and warrants of companies of any size principally engaged in science and technology business activities. The fund considers science and technology sectors to include companies whose primary business is to provide goods or services in the fields of science (I.E., medical and health) or technology (I.E., computers and communications). Such companies include those that:

|X| make or sell products used in health care;
|X| make or sell medical equipment and devices and related technologies; |X| make or sell software or information-based services and consulting,

    communications and related services;
|X| design, manufacture or sell electronic components and systems; |X| research, design, develop, manufacture or distribute products, processes or

    services that relate to hardware technology within the computer industry; |X| develop, produce or distribute products or services in the computer,

    semi-conductor, electronics, communications, health care and biotechnology sectors; and
|X| engage in the development, manufacturing or sale of communications services or communications equipment.

The adviser believes that because of rapid advances in technology and science, an investment in companies with business operations in these areas will offer substantial opportunities for long-term capital appreciation. It is important to note that prices of common stocks of even the best managed, most profitable corporations are subject to market risk, which means their stock prices can decline.

The adviser's overall stock selection for the fund is not based on the capitalization or size of the company but rather on an assessment of the company's fundamental prospects. The fund may invest in small, medium or large size companies. The adviser will select securities while attempting to maintain an acceptable level of risk largely through the use of automated quantitative measurement techniques. The adviser will consider the following factors when using this research technique:

|X| price/earnings ratios,
|X| historical and projected earnings growth rates, |X| historical sales growth rates,
|X| historical return on equity,
|X| market capitalization,
|X| average daily trading volume, and
|X| credit rankings based on nationally recognized statistical rating organizations (NRSROs).

The adviser will then use the quantitative model together with economic forecasts and assessments of the risk and volatility of the company's industry. To a limited degree, the fund may invest in foreign securities as well as options and futures for hedging purposes. When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g. decreased growth/earnings, new competition, or lessened financial or managerial stability of the company)? (3) Has the adviser's outlook changed (e.g. anticipated changes in the company's market place do not result)?

Temporary Investments To respond to adverse market, economic, political or other conditions, the fund may invest up to 100% of its assets in high quality U.S. short-term money market instruments. The fund may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term money market instruments include:

|X| commercial paper
|X| certificates of deposit, demand and time deposits and bankers' acceptance |X| U.S. government securities
|X| repurchase agreements (collateralized by U.S. Treasury obligations and U.S. government agencies)

To the extent the fund engages in this temporary, defensive strategy, the fund may not achieve its investment objective.

Investment Risks



The following risks are specific to this fund in addition to the risks mentioned in the Overview section.



Industry Risks Mutual funds that invest in a particular industry carry a risk that a group of related stocks will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react to industry specific market or economic developments.

Science & TECHNOLOGY CONCENTRATION RISKS Science and technology related companies face special risks such as competitive pressures and technological obsolescence and may be subject to greater governmental regulation than many other industries. Technology and technology related companies may be subject to short product cycles and aggressive pricing which may increase their volatility. For example, their products or services may not prove commercially successful or may become obsolete quickly. The value of the fund's shares may be susceptible to factors affecting the science and technology areas and to greater risk and market fluctuation than an investment in a fund that invests in a broader range of portfolio securities not concentrated in any particular industry. Furthermore, companies within the science and technology industries face greater risks of competition from new market entrances and increased research and development costs. Additionally, companies in these areas are dependent upon consumer and business acceptance as new technologies evolve.



Ipo Risks The fund may invest in initial public offerings (IPOs). IPOs may have a magnified performance impact on a fund with small asset base. The impact of IPOs on the fund's performance will decrease as the fund's asset size increases.





Futures and Options On Futures Risks The fund may use futures and options on futures for hedging purposes only. The hedging strategy may not be successful if the portfolio manager is unable to accurately predict movements in the prices of individual securities held by the fund or if the strategy does not correlate well with the fund's investments. The use of futures and options on futures may produce a loss for the fund, even when used only for hedging purposes and you could lose money because of the fund's use of options.



Small and Medium-size Companies Risks The fund may invest in the stocks of small, medium and large-sized companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolio.

Non-diversification Risks As a non-diversified investment company, more of the fund's assets may be concentrated in the common stock of any single issuer, which may make the value of the fund's shares more susceptible to adverse developments affecting any single issuer, and more susceptible to greater losses because of these developments than shares of a more diversified mutual fund.

PAST PERFORMANCE

Because the fund has been in existence for less than one year, there is no bar chart or annual return table to show the fund's performance at this time.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

-------------------------------------- ------- ------- ------
Shareholder Fees
(fees paid directly from your          Class A Class B Class Y
investment)
-------------------------------------- ------- ------- ------
Maximum Sales Charge (Load) Imposed
On Purchases (as a percentage of
offering price)                        5.50%   None    None
Maximum Deferred Sales Charge (Load)
(as a percentage of offering price)1   None    5.00%   None
Maximum Sales Charge (Load)
Imposed On Reinvested Dividends        None    None    None
Redemption Fee                         None    None    None
Exchange Fee                           None    None    None

-------------------------------------- ------- ------- ------

-------------------------------------- ------- ------- ------
Annual Fund Operating Expenses
(expenses deducted from fund assets)   Class A Class B Class Y
-------------------------------------- ------- ------- ------
Management Fees                        0.90%   0.90%   0.90%
Distribution and Service (12B-1) Fees  0.25%   0.75%   None
Other Expenses2                        0.50%   0.50%   0.50%
Total Annual Fund Operating Expenses   1.65%   2.15%   1.40%
-------------------------------------- ------- ------- ------

1 The contingent deferred sales charge for the B shares is 5.00% in the first year, declining to 1.00% in the sixth year. Thereafter class B shares convert to class A shares, which do not bear a contingent deferred sales charge. See "Description of Classes."

2 "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.25% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at anytime.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $709     $1,042    $1,398     $2,397
Class B       $718     $  973    $1,354     $2,483
Class Y       $143     $  443    $  766     $1,680
------------- -------- --------- ---------- -----------

If you did not redeem your shares, you would pay the following expenses:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $709     $1,042    $1,398     $2,397
Class B       $218     $  673    $1,154     $2,483
Class Y       $143     $  443    $  766     $1,680
------------- -------- --------- ---------- -----------
                       CLASS DESCRIPTIONS ARE ON PAGE 24.

STELLAR FUND
--------------------------------------------------------------------------------

Investment Goal

The Stellar Fund seeks to maximize total return derived from a combination of dividend income and capital appreciation.

Investment Policies and Portfolio Securities

The fund invests approximately 20% of net assets in each of the first four categories listed below. The remaining 20% is invested in precious metal securities or short-term securities or both. The fund's investment adviser believes that by spreading the investment portfolio over several categories, the fund can reduce the impact of drastic market movements that might affect any one securities type. The fund will invest no more than 25% and no less than 15% in any one category.

The Fund Invests in These Categories of Securities:
1. domestic equity securities
2. domestic fixed-income securities (including mortgage and asset-backed securities)
3. international securities (equity and fixed income)
4. real estate securities (REITs)
5. precious metal securities and short-term securities

Within each category, the investment adviser attempts to reduce risk even further by conducting careful investment analysis of each issuer. Part of the adviser's analysis includes studying various value measures such as price/earnings ratios, using ratings assigned by nationally recognized statistical rating organizations, researching the company's credit, reviewing the issuer's historical performance, examining the issuer's dividend growth record and considering market trends.

When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g. decreased growth/earnings, new competition, or lessened financial or managerial stability of the company)? (3) Has the adviser's outlook changed (e.g. anticipated changes in the company's market place do not result)?

Domestic Equity Securities The equity portion of the fund includes U.S. common and preferred stocks. The adviser chooses stocks that it believes to be undervalued compared to stocks contained in the Standard & Poor's 500 Composite Stock Price Index. The companies in which the fund invests may be small, medium or large in size. The adviser considers the following factors when using this research technique:

|X| price/earnings ratios,
|X| historical and projected earnings growth rates, |X| historical sales growth rates,
|X| historical return on equity,
|X| market capitalization,
|X| average daily trading volume, and
|X| credit rankings based on nationally recognized statistical rating organizations (NRSROs).

The investment adviser uses the quantitative model together with economic forecasts and assessment of the risk and volatility of the company's industry.

Domestic Fixed-income Securities The fixed-income portion of the fund includes short to long-term, investment grade domestic corporate debt obligations, obligations of the United States government, and notes, bonds, and discount notes of U.S. government agencies or instrumentalities. The adviser selects bonds based on the outlook for interest rates and their yields compared to other bonds of similar quality and maturity. The fund will only invest in bonds rated Baa or higher by Moody's Investors Service, Inc. or rated BBB or higher by S&P or Fitch IBCA, Inc. If the bonds are unrated, the adviser will evaluate the bonds before investing in them to determine if they are of similar quality to the ratings indicated. The fixed-income portion of the fund also includes mortgage-backed securities, adjustable rate mortgage securities, collateralized mortgage obligations and asset-backed securities.

Foreign Securities The international portion of the fund includes equity securities of non-U.S. companies and corporate and government fixed-income securities denominated in non-U.S. currencies. The international equity securities include international stocks traded domestically or abroad through various stock exchanges, American Depository Receipts (ADRs) or International Depository Receipts (IDRs). The fixed-income securities include ADRs, IDRs, and government securities of other nations. The fund will only invest in securities rated Baa or better by Moody's or BBB or better by S&P. If the securities are unrated, the adviser will only invest in them if it deems the securities to be of comparable quality. The fund may also invest in shares of open-end and closed-end management investment companies which invest primarily in international equity securities.

Real Estate Securities The real estate portion of the fund includes equity securities and convertible debt securities of real estate related companies and real estate investment trusts (REITs). The real estate securities are traded publicly, primarily on an exchange. Real estate securities are not considered domestic equity securities for purposes of the fund's asset allocation limitation.



Precious Metal Securities The precious metal securities of the fund include domestic and international equity securities of companies that explore for, extract, process, or deal in precious metals such as gold, silver, palladium and platinum. The fund may also invest up to 5% of its net assets in domestic and international asset-backed securities including debt securities, preferred stock, or convertible securities for which the principal amount, redemption terms, or conversion terms are related to the market price of some precious metals such as gold bullion. The fund may purchase only asset-backed securities rated Baa or better by Moody's or BBB or better by S&P. If the securities are unrated, the adviser will only invest in them if it deems the securities to be of comparable quality.



Short-term Securities The short-term money market securities in which the fund may invest include:

|X| mortgage-backed securities, adjustable rate mortgage securities, collateralized mortgage obligations and asset-backed securities
|X| commercial paper rated A-1 by S&P, Prime-1 by Moody's or F-1 by Fitch
|X| instruments of domestic and foreign banks and savings associations (i.e.,
    certificates of deposit, demand and time deposits and bankers' acceptances) |X| short-term instruments which are not rated but are determined by the
    Adviser to be of comparable quality to the securities in which the fund may invest
|X| domestic corporate debt obligations rated Baa or higher by Moody's or BBB or higher by S&P or Fitch
|X| obligations of the U.S. government or its agencies or instrumentalities
    (U.S. Treasury obligations)
|X| repurchase agreements
|X| money market mutual funds

Investment Risks

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

Foreign Securities Risk The fund can invest in foreign securities, which can carry higher returns, but involve more risks than those associated with domestic investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

Mortgage and Asset-backed Securities Risks The main risk of mortgage and asset-backed securities is that the borrower will prepay some or all of the principal owed to the issuer. If that happens, the fund may have to replace the security by investing the proceeds in a lower yielding security. This could reduce the fund's share price and its income distributions.

Small- and Medium-size Companies Risks The fund may invest in the stocks of small- to medium-size companies. Small- and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolios.

Real Estate Investment Trusts Risks Some of the risks associated with real estate investment trusts (REITs) are that equity and mortgage REITs depend on management skills and are not diversified. As a result, REITs are subject to the risk of financing either single projects or any number of projects. REITs depend on heavy cash flow and may be subject to defaults by borrowers and self-liquidation. Additionally, equity REITs may be affected by any changes in the value of the underlying property owned by the trusts. Mortgage REITs may be affected by the quality of any credit extended. The adviser tries to minimize these risks by selecting REITs diversified by sector (I.E., shopping malls, apartment building complexes, health care facilities) and geographic location. The fund will generally be subject to risks associated with direct ownership of real estate, such as decreases in real estate values or fluctuations in rental income caused by a variety of factors, including increases in interest rates, increases in property taxes and other operating costs, casualty or condemnation losses, possible environmental liabilities and changes in supply and demand for properties.

Precious Metal Securities Risks Prices of precious metal securities and precious metals tend to be subject to high volatility. The earnings and financial condition of precious metal companies may be adversely affected by volatile precious metal prices.



Options Risks The fund may use options for hedging purposes only. The hedging strategy may not be successful if the portfolio manager is unable to accurately predict movements in the prices of individual securities held by a fund or if the strategy does not correlate well with the fund's investments. The use of options may produce a loss for the fund, even when used only for hedging purposes and you could lose money because of the fund's use of options.

PAST PERFORMANCE

The bar chart and table below illustrate the variability of the Stellar Fund's returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows how the fund's average annual returns for one-year, five-years, and since the fund's inception ended December 31, 1999 compare with broad measures of market performance. The Fund's Past Performance Does Not Predict Future Performance.

Stellar Fund - A Shares
Calendar Year Returns as of 12/31

1992       4.54%
1993      13.08%
1994      -2.11%
1995      16.30%
1996      15.43%
1997      12.26%
1998       6.08%
1999      10.59%

Sales charges are not reflected on the bar chart. If these amounts were reflected, returns would be less than those shown.

Best Quarter:         Q4     1999      9.87%
Worst Quarter:        Q3     1998     -7.24%



------------------------------- --------- -------- ------------
 Average Annual Total Return                          Since
       Through 12/31/99          1 Year   5 Years   inception1
------------------------------- --------- -------- ------------
Stellar Fund      A Shares       5.62%    11.04%      9.22%
                  B Shares        N/A       N/A        N/A
                  Y Shares      10.87%    12.38%     10.72%
Lehman Brothers

Government/Corporate Total      -2.15%     7.61%      7.59%
Index2

5 Class Index3                   8.90%    12.28%     10.99%
------------------------------- --------- -------- ------------
The Average Annual Total Returns Above Reflect the Sales Charges.


1 A Shares commenced operations on October 18, 1991. B Shares commenced operations on March 31, 2000. Y Shares commenced operations on April 11, 1994. The indices show returns since the inception of the A Shares on October 18, 1991.

2 Lehman Brothers Government/Corporate Total Index is an unmanaged index composed of bonds which have maturities of at least one year and are rated investment grade or higher by Moody's, S&P or Fitch, in that order.

3 The 5 Class Index consists of 20% each of the S&P 500 Index, Lehman Brothers Government/Corporate Total Index, 90-day U.S. Treasury Bill, Morgan Stanley Europe, Australasia and Far East (EAFE) Index and the National Association of Real Estate Investment Trusts (NAREIT) Index. The index is an index blended by the adviser used to reflect the relative components of the STELLAR FUND.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

-------------------------------------- --------- ------- -------
Shareholder Fees
(fees paid directly from your          Class A   Class B  Class y
investment)
-------------------------------------- --------- ------- -------
Maximum Sales Charge (Load) Imposed
On Purchases (as a percentage of
offering price)                        5.50%     None    None
Maximum Deferred Sales Charge (Load)
(as a percentage of offering price)1   None      5.00%   None
Maximum Sales Charge (Load) Imposed
On Reinvested Dividends                None      None    None
Redemption Fee                         None      None    None
Exchange Fee                           None      None    None
-------------------------------------- --------- ------- -------



-------------------------------------- --------- -------- -------
Annual Fund Operating Expenses
(Expenses deducted from fund assets)   Class A   Class B  Class Y
-------------------------------------- --------- -------- -------
Management Fees                        0.95%     0.95%    0.95%
Distribution   and  Service   (12B-1)  0.25%     0.75%    None
Fees

Other Expenses\2\                      0.52%     0.52%    0.52%
Total Annual Fund Operating Expenses   1.72%     2.22%    1.47%
-------------------------------------- --------- -------- -------


1 The contingent deferred sales charge for the B shares is 5.00% in the first year, declining to 1.00% in the sixth year. Thereafter class B shares convert to class A shares, which do not bear a contingent deferred sales charge. See "Description of Classes."

2 "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.27% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at any time.

Example The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $715     $1,062    $1,432     $2,469
Class B       $725     $  994    $1,390     $2,554
Class Y       $150     $  465    $  803     $1,757
------------- -------- --------- ---------- -----------

If you did not redeem your shares, you would pay the following expenses:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $715     $1,062    $1,432     $2,469
Class B       $225     $  694    $1,190     $2,554
Class Y       $150     $  465    $  803     $1,757
------------- -------- --------- ---------- -----------
                       Class descriptions are on page 24.

CAPITAL APPRECIATION FUND
--------------------------------------------------------------------------------

Investment Goal

The Capital Appreciation Fund's investment objective is to maximize capital appreciation.

Investment Policies and Portfolio Securities

The fund attempts to achieve its investment goal by investing at least 50% of the value of its total assets in equity securities of U.S. companies. The fund typically invests in common stocks, preferred stocks and warrants of U.S. companies that have between $200 million and $10 billion in equity and whose shares are listed on the New York or American Stock Exchanges or traded on NASDAQ or over-the-counter. The fund will maximize the amount of capital appreciation that it can within the constraints of its investment policies and restrictions.

The fund's investment adviser selects securities and attempts to maintain an acceptable level of risk largely through the use of automated quantitative measurement techniques. The adviser considers the following factors when using this research technique:

|X| price/earnings ratios,
|X| historical and projected earnings growth rates, |X| historical sales growth rates,
|X| historical return on equity,
|X| market capitalization,
|X| average daily trading volume, and
|X| credit rankings based on nationally recognized statistical rating organizations (NRSROs).

The investment adviser uses the quantitative model together with economic forecast and assessment of the risk and volatility of each company's industry.

When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g. decreased growth/earnings, new competition, or lessened financial or managerial stability of the company)? (3) Has the adviser's outlook changed (e.g. anticipated changes in the company's market place do not result)?

To a limited degree, the fund may also invest in:

|X| domestic debt securities (i.e., notes, zero coupon bonds and convertible securities of U.S. companies)
|X| U.S. government securities (i.e., direct obligations of the U.S. Treasury) |X| international securities (including other investment companies, American
    Depositary Receipts and International Depositary Receipts)
|X| options and futures
|X| money market instruments

Temporary Investments To respond to adverse market, economic, political or other conditions, the fund may invest up to 100% of its assets in U.S. and foreign short-term money market instruments. The fund may invest up to 35% of its assets in these securities to maintain liquidity. Some of the short-term money market instruments include:

|X| commercial paper
|X| certificates of deposit, demand and time deposits and bankers' acceptances |X| U.S. government securities
|X| repurchase agreements
|X| other short-term instruments

To the extent the fund engages in this temporary, defensive strategy, the fund may not achieve its investment objective.

Investment Risks

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

Small- and Medium-size Companies Risks The fund may invest in the stocks of small- to medium-sized companies. Small- and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolios.

Foreign Securities Risks The fund can invest in foreign securities, which can carry higher returns, but involve more risks than those associated with domestic investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.



Futures and Options On Futures Risks The fund may use futures and options on futures for hedging purposes only. The hedging strategy may not be successful if the portfolio manager is unable to accurately predict movements in the prices of individual securities held by a fund or if the strategy does not correlate well with the fund's investments. The use of futures and options on futures may produce a loss for the fund, even when used only for hedging purposes and you could lose money because of the fund's use of options.



Portfolio Turnover Risks The adviser may engage in active trading of its portfolio securities to achieve its investment goals. This practice could result in the fund experiencing a high turnover rate (100% or more). High portfolio turnover rates lead to increased costs, could cause you to pay higher taxes and could negatively affect the fund's performance.

PAST PERFORMANCE

The bar chart and table below illustrate the variability of the Capital Appreciation Fund's returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows how the fund's average annual returns for one-year, five-years, and since inception ended December 31, 1999 compare with broad measures of market performance. The fund's past performance does not predict future performance.

Capital Appreciation Fund - A Shares
Calendar Year Returns as of 12/31

1995      15.17%
1996       9.46%
1997      19.69%
1998      10.01%
1999       5.49%

Sales charges are not reflected on the bar chart. If these amounts were reflected, returns would be less than those shown.

Best Quarter:         Q4     1999       20.84%
Worst Quarter:        Q3     1998     -14.71%



--------------------------------------- --------- ---------- ------------
     Average Annual Total Return                                Since
           Through 12/31/99              1 Year    5 Years    Inception1
--------------------------------------- --------- ---------- ------------
Capital Appreciation Fund -  A Shares     0.75%     10.82%      10.00%
                             B Shares      N/A        N/A         N/A
S&P MidCap 400 Index2                    14.72%     23.05%      20.63%
Lipper MidCap Average3                    9.33%     16.55%        N/A
--------------------------------------- --------- ---------- ------------
The Average Annual Total Returns Above Reflect the Sales Charges.


1 A Shares commenced operations on June 13, 1994. B shares commenced operations on March 31, 2000. The indices show returns since the inception of the A shares on June 13, 1994.



2 The S&P MidCap 400 Index is an unmanaged index of 400 domestic stocks created by Standard & Poor's Corporation which measures the performance of the mid-range section of the U.S. stock market.



3 The Lipper MidCap Average shows the performance of a category of mutual funds with similar goals to the Capital Appreciation Fund.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.



---------------------------------------- --------- ---------
Shareholder Fees
(fees paid directly from your             Class A   Class B
investment)
---------------------------------------- --------- ---------
Maximum Sales Charge (Load) Imposed On     5.50%     None
Purchases (as a percentage of offering
price)
Maximum Deferred Sales Charge (Load)/1/    None      5.00%
(as a percentage of offering price)
Maximum Sales Charge (Load) Imposed On     None      None
Reinvested Dividends
Redemption Fee                             None      None
Exchange Fee                               None      None
---------------------------------------- --------- ---------


---------------------------------------- --------- ---------
Annual Fund Operating Expenses
(expenses deducted from fund assets)      Class A   Class B
---------------------------------------- --------- ---------
Management Fees                            0.95%     0.95%
Distribution and Service (12B-1) Fees2     0.25%     0.75%
Other Expenses3                            0.50%     0.50%
Total Annual Fund Operating Expenses       1.70%     2.20%
---------------------------------------- --------- ---------

1 The contingent deferred sales charge for the B shares is 5.00% in the first year, declining to 1.00% in the sixth year. Thereafter class B shares convert to class A shares, which do not bear a contingent deferred sales charge. See "Description of Classes."



2 Currently, class A shares of the fund are not paying or accruing Rule 12b-1 fees. The class can pay up to 0.25% of average daily net assets as a Rule 12b-1 fee to the distributor. The B shares are subject to a 12b-1 fee of 0.75% of average daily net assets.



3 "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.25% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at any time.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $713     $1,056    $1,422     $2,448
Class B       $723     $  988    $1,380     $2,534
------------- -------- --------- ---------- -----------

If you did not redeem your shares, you would pay the following expenses:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $713     $1,056    $1,422     $2,448
Class B       $223     $  688    $1,180     $2,534
------------- -------- --------- ---------- -----------
                       CLass descriptions are on page 24.

INTERNATIONAL EQUITY FUND
--------------------------------------------------------------------------------

Investment Goal

The International Equity Fund's investment objective is to achieve long-term capital appreciation.

Investment Policies, Portfolio Securities and Risks

To achieve its investment goal, the fund invests, under normal market conditions, at least 65% of the value of its total assets in shares of other mutual funds whose portfolios consist of equity securities of non-U.S. issuers. As an operational policy, the fund will likely invest substantially all of its assets in international equity funds, but may invest a small portion in individual foreign securities.

The fund invests in other international equity funds (i.e., funds that invest primarily in equity securities of companies located in 3 or more countries outside the U.S.)

The fund may purchase shares of both load and no-load funds including those with a contingent deferred sales charge. However, the fund anticipates that it will generally purchase no-load fund shares that qualify for a reduced sales charge or sales charge waiver. The Investment Company Act of 1940 restricts the fund's ability to purchase securities of another mutual fund, if as a result, the fund (together with any affiliates) would own more than 3% of the total outstanding securities of that mutual fund.

Investing in non-U.S. securities provides you with 3 potential opportunities:
1. The opportunity to invest in foreign issuers believed by the adviser to have superior growth potential;
2. The opportunity to invest in foreign countries with economic policies or business cycles different from the U.S.; and
3. The opportunity to reduce portfolio volatility to the extent that the securities markets inside and outside the U.S. do not move in harmony.

The investment adviser identifies and selects a varied portfolio of international equity funds which represents the greatest long-term capital growth potential based on the adviser's analysis of many factors. For instance, the adviser may look for international equity funds that invest primarily in emerging markets or funds that focus their investments on geographic regions.

Before investing in an international equity fund, the adviser

First: assesses the relative attractiveness of individual countries, geographic regions and/or emerging markets by examining the opinions of various foreign market analysts such as Lehman Brothers, and Morgan Stanley Dean Witter.

Second: considers the expected returns and risks of the fund relative to the industries in which the fund invests. The adviser considers whether the fund and the companies in which it invests have solid management, new product lines. The adviser also performs a quantitative analysis by considering a company's price/earnings ratios and projected earnings.



Third: involves an initial peer group screening process that assesses fund investment style, objectives, policies and management. The peer group also considers independent rating services such as Baseline, Lehman Brothers and Morgan Stanley Dean Witter.



If, in the adviser's view, the mutual fund meets these criteria, then the adviser will further evaluate the mutual fund's investment policies, historic total return, size, volatility and operating expenses over various time periods. The adviser also considers the differences between the funds and another mutual fund's investment restrictions when making any investment decisions.

When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g. decreased growth/earnings or new competition)? (3) Has the adviser's outlook changed (e.g. anticipated changes in the company's market place do not result)?

Underlying Funds The underlying international equity funds in which the fund invests may have similar policies as the fund, although this is not required. The underlying funds may invest up to 100% of their total assets in equity securities of foreign issuers, including international stocks.

Although the fund is a diversified investment portfolio, it may invest in non-diversified mutual funds or in funds that invest a substantial portion of its assets in a single country. This may result in greater fluctuation in the total market value of the underlying fund's portfolio because of the higher percentage of investments among fewer issuers or in a single country. The fund intends to reduce these risks by holding shares of multiple funds.

The underlying funds may also be authorized to invest up to 100% of their respective assets in securities of foreign issuers and engage in foreign currency transactions with respect to these investments. The underlying funds may invest primarily in either the securities of emerging market countries or in the securities of a single country. The funds may invest 35% or more of their respective assets in high yield securities (junk bonds) or warrants. They may engage in short selling and in leveraged borrowing and enter into interest rate swaps, currency swaps and other types of swap agreements such as caps, collars and floors.

The fund will normally invest in open-end management investment companies, but may also invest in closed-end management investment companies and/or unit investment trusts. Unlike open-end funds that offer and sell their shares at net asset value plus any applicable sales charge, the shares of closed-end funds may trade at a market value that represents a premium, discount or spread to net asset value.

Temporary Investments To respond to adverse market, economic, political or other conditions, the fund may invest up to 100% of its total assets in money market mutual funds or in short-term debt securities. The fund may invest up to 35% of the total assets in these securities to maintain liquidity. Short-term debt securities include:

|X| commercial paper
|X| certificates of deposit, demand and time deposits and bankers' acceptances |X| U.S. government securities
|X| repurchase agreements
|X| other short-term instruments

To the extent the fund engages in this temporary, defensive strategy, the fund may not achieve its investment objective.

Investment Risks

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

Underlying Funds Risks The fund's performance directly relates to the performance of the funds in which it invests. This investment strategy also subjects the fund to additional expenses and certain tax consequences that would not exist if you invested in those funds directly. By investing in the fund, you bear not only the fund's total operating expenses, but the operating expenses of the underlying funds as well.

Foreign Securities Risks Investing in foreign securities can carry higher returns than those associated with domestic investments. However, foreign securities may be substantially riskier than domestic investments. The economies of foreign countries may differ from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, and balance of payments position. Furthermore, the economies of developing countries generally are heavily dependent on international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protective measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade.

Funds may be required to obtain prior governmental approval for foreign investments in some countries under certain circumstances. Governments may require approval to invest in certain issuers or industries deemed sensitive to national interests, and the extent of foreign investment in certain debt securities and domestic companies may be subject to limitation. Individual companies may also limit foreign ownership to prevent, among other things, violation of foreign investment limitations.

Some foreign investments may risk being subject to repatriation controls that could render such securities illiquid. Other countries might undergo nationalization, expropriation, political changes, governmental regulation, social instability or diplomatic developments (including war) that could adversely affect the economies of such countries or the value of the investments in those countries. For this reason, funds that invest primarily in the securities of a single country will be greatly impacted by any political, economic or regulatory developments affecting the value of the securities. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

Small- and Medium-size Companies Risks The fund may invest in the stocks of small- to medium-sized companies. Small- and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolios.

High-Yield Bond Risks The fund (via underlying funds) may invest in high-yield bonds (generally referred to as junk bonds). Junk bonds are considered predominantly speculative by traditional investment standards. The market value of these low-rated securities tends to be more sensitive to individual corporate developments and changes in interest rates and economic conditions than higher-rated securities. In addition, they generally present a higher degree of credit risk. Issuers of low-rated securities are often highly leveraged, so their ability to repay their debt during an economic downturn or periods of rising interest rates may be impaired.



Futures and Options On Futures Risks The fund (via underlying funds) may use futures and options on futures for hedging purposes only. The hedging strategy may not be successful if the portfolio manager is unable to accurately predict movements in the prices of individual securities held by a fund or if the strategy does not correlate well with the fund's investments. The use of futures and options on futures, which are commonly referred to as derivatives, may produce a loss for the fund, even when used only for hedging purposes and you could lose money because of the underlying fund's use of options.

PAST PERFORMANCE

The bar chart and table below illustrate the variability of the International Equity Fund's returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows how the fund's average annual returns for one-year and since inception ended December 31, 1999 compare with those of a broad measure of market performance. The fund's past performance does not predict future performance.

International Equity Fund - A Shares
Calendar Year Return as of 12/31

1998       8.51%
1999      37.25%

Sales charges are not reflected on the bar chart. If these amounts were reflected, returns would be less than those shown.

Best Quarter:         Q4     1999      25.23%
Worst Quarter:        Q3     1998     -15.65%

------------------------------------- --------- ------------
    Average Annual Total Return                    Since
          Through 12/31/99             1 Year   Inception1
------------------------------------- --------- ------------
International Equity Fund A Shares     35.20%     20.27%
EAFE Index2                            25.26%     21.25%
------------------------------------- --------- ------------
The average annual total returns above reflect the sales charges.

1 A Shares commenced operations on December 3, 1997. The index shows returns since the inception of the A shares on December 3, 1997.

2 The Morgan Stanley Europe, Australasia and Far East (EAFE) Index is widely used to measure the performance of European, Australian, New Zealand and Far Eastern Stock Markets. The Index is composed of securities drawn from 21 countries in the above regions.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

------------------------------------------- --------------
Shareholder Fees
(Fees Paid Directly From Your Investment)   Class A
------------------------------------------- --------------
Maximum Sales Charge (Load) Imposed On          1.50%
Purchases (as a percentage of offering
price)
Maximum Deferred Sales Charge (Load)            None
(as a percentage of offering price)
Maximum Sales Charge (Load) Imposed On          None
Reinvested Dividends
Redemption Fee                                  None
Exchange Fee                                    None
------------------------------------------- --------------

------------------------------------------- --------------
Annual Fund Operating Expenses
(expenses deducted from fund assets)            Class A
------------------------------------------- --------------
Management Fees                                  0.75%
Distribution And Service (12b-1) Fees1           0.25%
Other Expenses2                                  0.52%
Total Annual Fund Operating Expenses             1.52%
------------------------------------------- --------------



1 Currently, A shares of the fund are not paying or accruing Rule 12b-1 fees. The class can pay up to 0.25% of average daily net assets as a Rule 12b-1 fee to the distributor.



2 "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.27% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at any time.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds.

This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year,and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $302     $623      $967       $1,935
------------- -------- --------- ---------- -----------

If you did not redeem your shares, you would pay the following expenses:

------------- -------- --------- ---------- -----------
              1 Year   3 Years   5 Years    10 Years
------------- -------- --------- ---------- -----------
Class A       $302     $623      $967       $1,935
------------- -------- --------- ---------- -----------
                       Class descriptions are on page 24.

MANAGEMENT OF THE FUNDS
--------------------------------------------------------------------------------

Investment Adviser

Firstar Investment Research & Management Company, LLC (FIRMCO), a wholly owned subsidiary of Firstar Corporation, is the investment adviser for the funds. Prior to April 1, 2000, the funds were managed by the Capital Management Division of Firstar Bank, N.A., which is also a wholly owned subsidiary of Firstar Corporation. As part of an internal restructuring of the investment advisory function within Firstar Corporation, the investment management resources of the Capital Management Division of Firstar Bank, N.A. have been consolidated with those of FIRMCO. Management of the funds was not affected by this consolidation. The investment decisions made by FIRMCO are subject to direction of the funds' board of trustees. (The Statement of Additional Information contains more information regarding the board of trustees.) The adviser conducts investment research and supervision for the funds and is responsible for the purchase and sale of securities for the funds' portfolios. The adviser receives an annual fee from each fund for its services as follows:

The amounts shown represent a percentage of each fund's average daily net assets.

----------------------------- -----------
Growth Equity Fund            0.75%
Relative Value Fund           0.75%
Science & Technology Fund     0.90%
Stellar Fund                  0.95%
Capital Appreciation Fund     0.95%
International Equity Fund     0.75%
----------------------------- -----------



FIRMCO, located at the Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, has provided investment advisory services since 1986. FIRMCO currently has $50 billion in assets under management.



Portfolio Managers



Joseph P. Belew, a Vice President, Trust Officer and Portfolio Manager of the Firstar Trust Division at Firstar Bank, N.A., Butler County, has been employed by Firstar Bank and FIRMCO in various capacities since 1979. Mr. Belew has been the portfolio manager of the Relative Value Fund since its inception in June 1991. He earned a Bachelor of Business Administration degree in Business Management from Belmont College.




Donald L. Keller, Senior Vice President and Chief Investment Officer of Firstar Bank since 1998, has been employed by Firstar Bank and FIRMCO in various capacities since 1982. Mr. Keller has managed the Growth Equity Fund since its inception in October 1994. He managed the domestic equity securities component of the STELLAR FUND from its inception in October 1991 through December 1995.
In May 1999, Mr. Keller became the portfolio manager of the International Equity Fund and became the lead manager of the Stellar Fund. He also supported the domestic, international equity and fixed income components of Capital Appreciation Fund from its inception in June 1994 through December 1995. Mr. Keller became the lead manager of the Capital Appreciation Fund in March 1999. Mr. Keller has managed the Science & Technology Fund since its inception on August 1999. Mr. Keller earned a Bachelor of Business Administration Degree in Finance and Accounting from the University of Cincinnati. He earned his Masters in Finance from Xavier University.




Mark Dubois, CFA, is a Vice President and Trust Officer in Firstar Trust's Personal Trust area. As a Senior Portfolio Manager, Mr. DuBois has been responsible for implementing and managing Firstar Bank's investment policy in personal trusts, agencies, and IRAs since 1994. He is also the Health Care analyst for Firstar Trust. Mr. DuBois has managed the domestic stock portion of the STELLAR FUND since November 1997. Mr. DuBois joined Firstar Bank/FIRMCO in 1986, after graduating from Indiana University with a degree in Economics. In 1990, he received his Chartered Financial Analyst designation.



Karen L. Bowie, CFA, is a Vice President in Firstar Trust's Personal Trust area. As a Senior Portfolio Manager, Ms. Bowie is responsible for implementing and communicating Firstar's investment policy in personal and charitable accounts. Ms. Bowie is also the Banking, Brokerage and REIT analyst for Firstar Trust. Ms. Bowie is the manager of the Firstar Select Reit-Plus Fund and she manages the REIT portion of the Stellar Fund. Ms. Bowie has over 15 years of trust and investment management experience with five of those years spent at Firstar. Ms. Bowie earned both her BSBA and MBA in Finance from Xavier University. She also has a Juris Doctorate degree from Salmon P. Chase College of Law, Northern Kentucky University. In 1987, Ms. Bowie received her Chartered Financial Analyst designation.



Kirk F. Mentzer, Vice President and Director of Fixed Income Research for the Capital Management Division of Firstar Bank since 1992, has been employed by Firstar Bank and FIRMCO in various capacities since 1989. Mr. Mentzer has managed the domestic fixed income component of the Stellar Fund since its inception in October 1991 and has managed the cash equivalent components of the various Firstar Stellar Funds since June 1998. Mr. Mentzer earned a Bachelor of Business Administration degree in Finance from the University of Cincinnati and a Masters degree in Finance from Xavier University.

Fund Administration, Fund Accounting, Dividend Disbursement and Custody
Services




Firstar Mutual Fund Services, LLC, an affiliate of the funds' investment adviser, provides administrative, accounting and dividend disbursement services to the Firstar Stellar Funds and is located in Milwaukee, Wisconsin. Firstar Bank N.A., serves as custodian for the funds.



DISTRIBUTION OF SHARES
--------------------------------------------------------------------------------

Distributor

Edgewood Services, Inc. is the distributor for shares of the funds. Edgewood is based in Pittsburgh, Pennsylvania and is the distributor for a number of investment companies around the country.

Rule 12B-1 Plan

The funds have adopted a Rule 12b-1 Plan under the Investment Company Act of 1940. Under the Rule 12b-1 Plan, class A and B shares may pay up to an annual rate of 0.25% of the average daily net asset value of shares to Edgewood (some class B shares may pay up to 0.75% of average daily net assets). Edgewood uses this fee to finance activities that promote the sale of the funds' shares. Such activities include, but are not necessarily limited to, advertising, printing and mailing prospectuses to persons other than current shareholders, printing and mailing sales literature, and compensating underwriters, dealers and sales personnel.

Whenever Edgewood deems it appropriate, Edgewood may, from time to time, voluntarily reduce its compensation under the Rule 12b-1 Plan to the extent expenses of the shares exceed a certain limit. Rule 12b-1 fees are paid out of fund assets on an on-going basis. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Edgewood may select financial institutions such as banks, fiduciaries, custodians for public funds, investment advisers and broker/dealers as agents to provide sales or administrative services for their clients or customers who beneficially own shares of the funds. Financial institutions will receive fees from the distributor based upon shares owned by their clients or customers. Edgewood will determine the schedule of such fees and the basis upon which such fees will be paid.

DESCRIPTION OF CLASSES
--------------------------------------------------------------------------------



Firstar Stellar Funds offers four classes of shares - classes A, B, C and Y shares. Class C shares are only offered with the money market funds and are discussed in the money market prospectus. To receive a copy of the money market or bond fund prospectus, please call 1-800-677-FUND.



Class A Shares

Class A shares are regular retail shares and may be purchased by individuals or IRAs. With class A shares, you will pay a sales charge when you invest unless you qualify for a waiver of the sales charge. Certain class A shares also impose a Rule 12b-1 fee (as discussed previously) which is assessed against the shares of the fund.

What Shares Cost - Class A Shares

If you purchase class A shares of the funds, except for the INTERNATIONAL EQUITY FUND, you will pay the net asset value next determined after your order is received PLUS a sales charge (shown in percentages below) depending on the amount of your investment. The sales charge is calculated as follows:



--------------- ----------- ----------- -------------
                Sales       Sales         Dealers
               Charge as   Charge as   Reallowance
                a % of      a % of       as a % of
  Amount of     Offering    Net Asset     Offering
 Transaction      Price       Value        Price
--------------- ----------- ----------- -------------
Less than

$50,000           5.50%       5.82%        5.00%
--------------- ----------- ----------- -------------
$50,000 to

$99,999           4.50%       4.71%        4.00%
--------------- ----------- ----------- -------------
$100,000 to

$249,999          3.50%       3.63%        3.00%
--------------- ----------- ----------- -------------
$250,000 to

$499,999          2.50%       2.56%        2.00%
--------------- ----------- ----------- -------------
$500,000 to

$999,999          2.00%       2.04%        1.50%
--------------- ----------- ----------- -------------
$1,000,000

and above         0.50%       0.50%        0.40%
--------------- ----------- ----------- -------------


If you purchase class A shares of the International Equity Fund, you will pay the net asset value next determined after your order is received PLUS a sales charge as follows:



--------------- ----------- ----------- -------------
                Sales       Sales         Dealers
                Charge as   Charge as   Reallowance
                a % of      a % of       as a % of
  Amount of     Offering    Net Asset     Offering
 Transaction      Price       Value        Price
--------------- ----------- ----------- -------------
Less than

$100,000          1.50%       1.52%        1.34%
--------------- ----------- ----------- -------------
$100,000 -

$249,999          1.00%       1.01%        0.89%
--------------- ----------- ----------- -------------
$250,000 -

$499,999          0.75%       0.76%        0.67%
--------------- ----------- ----------- -------------
$500,000 +        0.50%       0.50%        0.45%
--------------- ----------- ----------- -------------


Note: Sales charges are not imposed on shares purchased with reinvested dividends.

Waivers - Class A Shares

The following persons will not have to pay a sales charge on class A shares:



|X| Employees and retired employees of Firstar Bank or its affiliates and members of the families (including parents, grandparents, siblings, spouses, children, and in-laws) of such employees or retired employees;

|X| Firstar trust customers of Firstar Corporation and its subsidiaries; and

|X| non-trust customers of financial advisers

Reducing Your Sales Charge - Class A Shares

You can reduce the sales charge on purchases of class A shares by:

|X| purchasing larger quantities of shares or putting a number of purchases together to obtain the quantity discounts indicated above;

|X| signing a letter of intent that you intend to purchase more than $100,000 worth of shares over the next 13 months;

|X| using the reinvestment privilege which allows you to redeem shares and then immediately reinvest them without a sales charge within 60 days; and

|X| combining concurrent purchases of class A shares from different funds.

Class B Shares

Class B shares are regular retail shares and may be purchased by individuals or IRAs. With class B shares, a sales charge may be imposed if you redeem your shares within a certain time period. If you redeem your class B shares within six full years of the date you purchased, a contingent deferred sales charge
(CDSC) may be charged by the funds' distributor. Certain class B shares also impose a Rule 12b-1 fee.

What Shares Cost - Class B Shares

------------------------------ -------------------------------
     Year of Redemption             Contingent Deferred
       After Purchase                   Sales Charge
------------------------------ -------------------------------
          1 or Less                         5.0%
            1 - 2                           4.0%
            2 - 3                           3.0%
            3 - 4                           3.0%
            4 - 5                           2.0%
            5 - 6                           1.0%
         More than 6                        None

------------------------------ -------------------------------

If you purchase class B shares of any of the funds, you will pay the net asset value next determined after your order is received. There is no sales charge on this class at the time you purchase your shares. However, there is a contingent deferred sales charge on class B shares at the time you redeem. Any applicable CDSC will be imposed on the lesser of the net asset value of the redeemed shares at the time of purchase or the net asset value of the redeemed shares at the time of redemption in the amount indicated by the table below:

In computing the amount of CDSC you could be charged, redemptions are deemed to have occurred in the following order:

1. shares of the fund you purchased by reinvesting your dividends and long-term capital gains
2. shares of a fund you held for more than six full years from the date of purchase

3. shares of a fund you held for fewer than six full years on a first-in, first-out basis



A redemption made under the Systematic Withdrawal Plan (see "Selling Shares") will not be assessed the CDSC as long as it does not amount to more than 10% of your initial balance. CDSC is also not charged on:



|X| shares purchased by reinvesting your dividends or distributions of short or long-term capital gains
|X| shares held for more than six full years after purchase
|X| redemptions made following death or disability (as defined by the IRS)
|X| redemptions made as minimum required distributions under an IRA or other retirement plan to a shareholder who is 70 1/2 years old or older
|X| redemptions made in shareholder accounts that do not have the required minimum balance

Waivers - Class B Shares

The following persons will not have to pay the CDSC on class B shares:



|X| Employees and retired employees of Firstar Bank or its affiliates and members of the families (including parents, grandparents, siblings, spouses, children, and in-laws) of such employees or retired employees;

|X| Firstar trust customers of Firstar Corporation and its subsidiaries; and |X| non-trust customers of financial advisers

Class Y Shares

The Y class of shares is available only to Firstar Bank's trust or institutional investors. With class Y shares, you do not pay any sales charges, nor is a 12b-1 fee imposed. Similar to the other classes, the class Y shares do pay investment management fees and other fees. Currently, the Growth Equity Fund, Relative Value Fund, Science & Technology Fund and Stellar Fund sell class Y shares.

What Class Y Shares Cost



If you purchase class Y shares of any of the funds, you will pay their NAV next determined after your order is received. There is no sales charge on this class at the time you purchase or redeem your shares.

PRICE OF SHARES
--------------------------------------------------------------------------------

How NAV is Determined

The net asset value (NAV) is calculated by taking the value of the fund's assets, including interest on dividends accrued, but not yet collected, less all liabilities and dividing the result by the number of shares outstanding. The net asset value for each fund is determined as of the close of trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange, Monday through Friday, except on days the New York Stock Exchange is not open. Currently the New York Stock Exchange is closed on the following holidays:

New Year's Day                     Good Friday         Labor Day
Martin Luther King, Jr.'s Day      Memorial Day        Thanksgiving Day
Presidents' Day                    Independence Day    Christmas Day

                                      NAV =

                              ASSETS - LIABILITIES

                              --------------------
                              # outstanding shares

Determining Market Value of Securities

Market or fair values of the funds' portfolio securities are determined as follows:

1. For equity securities: according to the last sale price on a national securities exchange, if applicable.

2. In the absence of recorded sales for listed equity securities: according to the mean between the last closing bid and asked prices.

3. For unlisted equity securities: latest bid prices.

4. For bonds and other fixed-income securities: as determined by an independent pricing service.

5. For short-term obligations: according to the mean between bid and asked prices as furnished by an independent pricing service.

6. For short-term obligations with remaining maturities of 60 days or less at the time of purchase: at amortized cost.

7. For all other securities: at fair value as determined in good faith by the funds' board of trustees.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may reflect institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

Regarding the International Equity Fund, the underlying funds in which the fund invests may value securities in their portfolios for which market quotations are readily available at their current market value (generally the last reported sales price) and all other securities and assets at fair value pursuant to methods established in good faith by the board of directors/trustees of the underlying fund.

Trading in Foreign Securities

Trading in foreign securities may be completed at times that vary from the closing of the New York Stock Exchange. In computing the net asset value, the funds value foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the New York Stock Exchange. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the New York Stock Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the New York Stock Exchange. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the underlying fund's board of trustees, although the actual calculation may be done by others.

PURCHASING SHARES
--------------------------------------------------------------------------------

Opening an Account



To open an account, first determine if you are buying class A, B or Y shares (see "Description of Classes"). The minimum initial investment amounts for each class of shares are shown below. Additional investments may be made in any amount.




------------------------------------------------------------ ---------------------------------------------------------
                   Class A and B Shares                                           Class Y Shares
------------------------------------------------------------ ---------------------------------------------------------
|X| $1,000 for individuals                                   |X| $1,000 for trust or institutional customers of
                                                                 Firstar Bank  ($1,000 may be determined by
|X| $500 for Education IRA customers                             combining the amount in all mutual fund accounts
                                                                 you maintain with Firstar Bank)
|X| $25 for Firstar Bank employees and members of
    their immediate family, and persons contributing to
    SIMPLE IRAs
------------------------------------------------------------ ---------------------------------------------------------

TIMING OF REQUESTS

The price per share will be the next asset value next computed after the time your request is received in good order and accepted by the funds or the funds' authorized agent. All requests received in good order by the funds before 4:00 p.m. (Eastern time) will be executed on that same day. Requests received after 4:00 p.m. will be processed on the next business day.

RECEIPT OF ORDERS



Shares may only be purchased on days the New York Stock Exchange and the Federal Reserve wire system are open for business. Your order will be considered received after your check is converted into federal funds and received by Firstar Bank (usually the next business day). If you are paying with federal funds (wire), your order will be considered received when Firstar Bank receives the federal funds.



When making a purchase request, make sure your request is in good order. "Good order" means your purchase request includes:

|X| the name of the fund
|X| the dollar amount of shares to be purchased
|X| purchase application or investment stub
|X| check payable to Firstar Stellar Funds


METHODS OF BUYING
----------------------------------- ------------------------------------------------- ----------------------------------------------
                                    To Open an Account                                TO ADD TO AN ACCOUNT
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      By Telephone               Call Firstar Stellar Funds at 1-800-677-FUND to   Call Firstar Stellar Funds at 1-800-677-FUND
         (Firstar Bank customers    place the order.  (Note: For security reasons,    to place the order.  (Note: For security
         only)                      requests by telephone will be recorded.)          reasons, requests by telephone will be
                                                                                      recorded.)
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      By Mail                    Make your check payable to "Firstar Stellar       Fill out the investment stub from an account
                                    Funds."  Forward the check and your application   statement, or indicate the fund name and
                                    to the address below.  No third party checks      account number on your check.  Make your
                                    will be accepted.  If your check is returned      check payable to "Firstar Stellar Funds."
                                    for any reason, a $25 fee will be assessed        Forward the check and stub to the address
                                    against your account.                             below.
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      By Federal Funds Wire      Forward your application to Firstar Stellar       Call Firstar Stellar Funds at 1-800-677-FUND
                                    Funds at the address below.  Call                 to notify of incoming wire.  Use the
                                    1-800-677-FUND to obtain an account number.       following instructions:
                                    Wire funds using the instructions to the right.
                                                                                      Firstar Bank, N.A.
                                                                                      Milwaukee, WI  53202
                                                                                      ABA #:  075000022
                                                                                      Credit:  Firstar Mutual Fund Services, LLC
                                                                                      Account #:  112-952-137
                                                                                      Further Credit: (name of fund, share class)
                                                                                                      (name/title on the account)
                                                                                                      (account #)

                                                                                      The fund and its transfer agent are not
                                                                                      responsible for the consequences of delays
                                                                                      resulting from the banking or Federal Reserve
                                                                                      Wire system, or from incomplete wiring
                                                                                      instructions.

----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      Automatic Investment Plan  Open a fund account with one of the other         If you didn't set up an automatic investment
                                    methods. If by mail, be sure to include your      with your original application, call Firstar
                                    checking account number on the appropriate        Stellar Funds at 1-800-677-Fund. Additional
                                    section of your application and enclose a         investments (minimum of $25 per period) will
                                    voided check or deposit slip with initial         be taken automatically monthly or quarterly
                                    purchase application.                             from your checking account.
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      Through Shareholder        To purchase shares for another investor, call     To purchase shares for another investor,
         Service Organizations      Firstar Stellar Funds at 1-800-677-FUND.          call Firstar Stellar Funds at 1-800-677-FUND.
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      By Exchange                Call 1-800-677-FUND to obtain exchange            Call 1-800-677-FUND to obtain exchange
                                    information.  See "Exchanging Shares."            information.  See "Exchanging Shares."
----------------------------------- ------------------------------------------------- ----------------------------------------------

Address for Firstar Stellar Funds

You should use the following addresses when sending documents by mail or by overnight delivery:

By Mail                                    by Overnight Delivery
Firstar Stellar Funds                      Firstar Stellar Funds
c/o Firstar Mutual Fund Services, LLC      c/o Firstar Mutual Fund Services, LLC
P.O. Box 3011                              615 E. Michigan Street, Third Floor
Milwaukee, Wisconsin  53201-3011           Milwaukee, Wisconsin  53202

NOTE: The funds do not consider the U.S. Postal Service or other independent delivery services to be their agents. Therefore, deposits in the mail or with such services, or receipt at Firstar Mutual Fund Services, LLC's post office box of purchase applications or redemption requests do not constitute receipt by Firstar Mutual Fund Services, LLC or the funds.

SELLING SHARES
--------------------------------------------------------------------------------


Methods of Selling
---------------------------------- -----------------------------------------------------------------------------------
                                   To Sell Some or All of Your Shares
---------------------------------- -----------------------------------------------------------------------------------
|X|      By Telephone              Call Firstar Stellar Funds at 1-800-677-FUND to sell shares.
                                   (NOTE:  For security reasons, requests by telephone will be recorded.)
---------------------------------- -----------------------------------------------------------------------------------
|X|      By Mail                   Send a letter instructing the Firstar Stellar Funds to redeem the dollar amount or number of shares you wish.  The letter should contain the fund's name, the account number and the number of shares or the dollar amount of shares to be redeemed.  Be sure to have all shareholders sign the letter.  If your account is an IRA, signatures must be guaranteed and your request must indicate whether or not 10% withholding should apply.  Requests submitted without an election whether or not to withhold will be subject to withholding.
---------------------------------- -----------------------------------------------------------------------------------
|X|      BY FEDERAL FUNDS WIRE     Call Firstar Stellar Funds at 1-800-677-FUND
                                   to request the amount of money you want.
                                   Be sure to have all necessary information
                                   from your bank. Your bank may charge a
                                   fee to receive wired funds.

---------------------------------- -----------------------------------------------------------------------------------
|X|      Systematic Withdrawal     Call Firstar Stellar Funds at 1-800-677-FUND to arrange for regular monthly or
         Plan                      quarterly fixed withdrawal payments.  The minimum payment you may receive is $25 per period. Note that this plan may deplete
                                   your investment and affect your income or
                                   yield. Also, it isn't wise to make purchases
                                   of class B shares while participating in this
                                   plan because of the sales charges incurred with redemptions.

---------------------------------- -----------------------------------------------------------------------------------
|X| Shareholder Service            Consult your account agreement for information on
    Organization                   redeeming shares.



---------------------------------- -----------------------------------------------------------------------------------


|X|      By Exchange               Call 1-800-677-FUND to obtain exchange information.  See "Exchanging Shares" for further information.


---------------------------------- -----------------------------------------------------------------------------------

When Redemption Proceeds are Sent to You

Your shares may only be redeemed on days on which the funds compute their net asset value. Your redemption requests cannot be processed on days the New York Stock Exchange is closed or on federal holidays which restrict wire transfers.

When making a redemption request, make sure your request is in good order. "Good order" means your letter of instruction includes:



|X| the name of the fund
|X| the number of shares or the DOLLAR amount of shares to be redeemed |X| signatures of all registered shareholders exactly as the shares are registered (guaranteed for IRAs)
|X| the account number


All requests received in good order by Firstar Stellar Funds before 3:30 p.m. (Eastern time), will normally be wired to the bank you indicate or mailed on the following day to the address of record. In no event will proceeds be wired or a check mailed more than 7 calendar days after Firstar receives a proper redemption request.

If you purchase shares using a check and soon after request a redemption, Firstar Stellar Funds will honor the redemption request, but will not mail the proceeds until your purchase check has cleared (usually within 12 days).

VALUE OF SHARES SOLD Your shares will be redeemed at the net asset value next determined after Firstar Stellar Funds receives your redemption request in good order. In the case of class B shares, the applicable contingent deferred sales charge will be subtracted from your redemption amount or your account balance, per your instructions.

Accounts With Low Balances

Due to the high cost of maintaining accounts with low balances, Firstar Stellar Funds may mail you a notice if your account falls below $1,000 requesting that you bring the account back up to $1,000 or close it out. If you do not respond to the request within 30 days, Firstar Stellar Funds may close the account on your behalf and send you the proceeds. If you have an account through a shareholder service organization, consult your account agreement for information on accounts with low balances.

Signature Guarantees

You will need your signature guaranteed if:
|X| you are redeeming shares from an IRA account
|X| you request a redemption to be made payable to a person not on record with the funds, or
|X| you request that a redemption be mailed to an address other than that on record with the funds

You may obtain signature guarantees from most trust companies, commercial banks or other eligible guarantor institutions. A notary public cannot guarantee signatures.

EXCHANGING SHARES
--------------------------------------------------------------------------------

You can exchange shares between the Firstar Stellar Funds within the same class. You also may exchange class C shares (no-load money market funds) for class A or B shares of any Firstar Stellar Fund. However, you may not exchange shares from class B to class C and then to class A.

Exercising the exchange privilege is really two transactions: a sale of one fund and the purchase of another.

Exercising the exchange privilege is really two transactions: a sale of one fund and the purchase of another. The same policies that apply to purchases and sales apply to exchanges, including minimum investment amounts. Keep in mind that some funds may have higher sales charges than other funds and you may have to pay the difference in fee. Exchanges also have the same tax consequence as ordinary sales and purchases and you could realize short or long-term capital gains or losses. Generally, exchanges may only be made between identically registered accounts unless you send written instructions with a signature guarantee.

Reinstatement Privilege

If you sell shares of a Firstar Stellar Fund or of any Firstar family of funds, you may reinvest some or all of the proceeds in class A shares of any Firstar Stellar Fund within 60 days without a sales charge, as long as you notify the transfer agent of your shareholder service organization at the time you reinvest. All accounts involved must have the same shareholder registration. You may be subject to taxes as a result of a redemption. Consult your tax adviser concerning the results of a redemption or reinvestment.



The SAI contains more information on exchanges. You may also call 1-800-677-FUND to learn more about exchanges, other Firstar Stellar Funds, or any other Firstar family of funds.





DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES
--------------------------------------------------------------------------------




Dividends and Capital Gains


The Relative Value Fund and Stellar Fund each declare and pay dividends on a quarterly basis. The Growth Equity Fund, Science & TECHNOLOGY FUND, CAPITAL APPRECIATION FUND and the International Equity Fund declare and pay dividends on an annual basis.

Unless you provide a written request to receive payments in cash, your dividends will automatically be reinvested in additional shares of the fund. Dividends paid in cash will be mailed to you via the U.S. Postal Service. Keep in mind, undeliverable checks or checks not deposited within six months will be reinvested in additional shares of the fund at the then current net asset value. Dividends paid in cash or in additional shares are treated the same for tax purposes.

If any of the funds realize capital gains, they will be distributed once every 12 months.

Tax Information

The funds will pay no federal income tax because they expect to meet certain Internal Revenue Code requirements. The funds will be treated as single, separate entities for federal income tax purposes so that income (including capital gains, if any) and losses realized by one fund will not be combined for tax purposes with those realized by the other funds.

Unless otherwise exempt, shareholders are required to pay federal income tax on any dividends and other distributions, including capital gain distributions, received. This applies whether dividends and distributions are received in cash or as additional shares. All dividends paid by the funds and distributions of net realized short-term capital gains are taxable as ordinary income. Distributions paid by a fund from net realized long-term capital gains are taxable as long-term capital gain. The capital gain holding period and the applicable tax rate is determined by the length of time a fund has held the security and not the length of time that you have held shares in the fund. The funds expect that, because of their investment objectives, distributions will consist primarily of long- and short-term capital gains. Each fund will provide you with detailed tax information for reporting purposes.

An exchange is not a tax-free transaction. An exchange of shares pursuant to the funds' exchange privilege is treated the same as an ordinary sale and purchase for federal income tax purposes and you will realize a capital gain or loss.

The funds will provide you with detailed tax information for reporting purposes. You should consult your own tax adviser regarding tax consequences under your state and local laws.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights tables set forth below are intended to help you understand the funds' financial performance for the past 5 years or for the funds' period of operations, as the case may be. Most of the information reflects financial results with respect to a single fund share. The total returns in the tables represent the rates that an investor would have earned (or lost) on an investment in a fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with the funds' financial statements, are included in the funds' annual report, which is available upon request.


Growth Equity Fund
(Class B Shares1)                                             Period ended November 30,
                                                 1999       1998        1997        1996       1995
---------------------------------------------- ---------- ---------- ----------- ----------- ----------
Net Asset Value, Beginning of Period            $19.52     $17.17      $15.17      $12.70     $10.00
---------------------------------------------- ---------- ---------- ----------- ----------- ----------
Income From Investment Operations
   Net investment income (loss)                 (0.04)      0.02        0.19        0.17       0.24
   Net gains or losses on securities (both       4.88       3.32        2.97        3.12       2.67
   realized and unrealized)
   Total from investment operations              4.84       3.34        3.16        3.29       2.91
Less Distributions
   Dividends (from net investment income)       (0.02)     (0.03)      (0.14)      (0.16)     (0.21)
   Distributions in excess of net investment    (0.00)2      --          --          --         --
   income

   Distributions (from capital gains)           (0.45)     (0.96)      (1.02)      (0.66)       --
   Total distributions                          (0.47)     (0.99)      (1.16)      (0.82)     (0.21)
---------------------------------------------- ---------- ---------- ----------- ----------- ----------
Net Asset Value, End of Period                  $23.89     $19.52      $17.17      $15.17     $12.70
---------------------------------------------- ---------- ---------- ----------- ----------- ----------
Total Return/3/                                 25.26%     20.76%      22.65%      27.34%     29.44%
Ratios/supplemental Data
   Net assets, end of period (000's omitted)    $90,468    $66,478    $45,025     $85,311     $48,699
   Gross ratio of expenses to average net        1.52%      1.54%      1.29%       1.39%      1.40%4
   assets/5/

   Net ratio of expenses to average net          1.36%      1.34%      1.09%       1.19%      1.17%4
   assets/6/

   Gross ratio of net income to average net     (0.24)%    (0.08)%     0.66%       1.11%      1.77%4
   assets/5/

   Net ratio of net income to average net       (0.08)%     0.12%      0.86%       1.31%      2.00%4
   assets/6/

   Portfolio turnover rate                        28%        48%        60%         96%        171%

1 The date of initial public investment for class B shares was December 12, 1994.

2 Less than one cent per share.
3 Based on net asset value, which does not reflect the contingent deferred sales charge, if applicable.

4 Annualized.
5 Before waivers.
6 After waivers.


Growth Equity Fund
(Class Y Shares1)                                    Period ended November 30,
                                                  1999        1998        1997
---------------------------------------------- ----------- ----------- ------------
Net Asset Value, Beginning of Period             $19.51      $17.18      $16.46
---------------------------------------------- ----------- ----------- ------------
Income From Investment Operations
   Net investment income                          0.07        0.06        0.03
   Net gains or losses on securities (both        4.83        3.30        0.73
   realized and unrealized)
   Total from investment operations               4.90        3.36        0.76
Less Distributions
   Dividends (from net investment income)        (0.05)      (0.07)      (0.04)
   Distributions in excess of net investment     (0.01)        --          --
   income

   Distributions (from capital gains)            (0.45)      (0.96)        --
   Total distributions                           (0.51)      (1.03)      (0.04)
---------------------------------------------- ----------- ----------- ------------
Net Asset Value, End of Period                   $23.90      $19.51      $17.18
---------------------------------------------- ----------- ----------- ------------
Total Return2                                    25.61%      20.91%       4.59%
Ratios/supplemental Data
   Net assets, end of period (000's omitted)    $186,177    $121,475    $109,087
   Gross ratio of expenses to average net        1.27%       1.29%       1.26%3
   assets/4/

   Net ratio of expenses to average net          1.11%       1.09%       1.06%3
   assets/5/

   Gross ratio of net income to average net      0.01%       0.17%       0.48%3
   assets/4/

   Net ratio of net income to average net        0.17%       0.37%       0.68%3
   assets/5/

   Portfolio turnover rate                        28%         48%          60%

1 The date of initial public investment for class Y shares was August 18, 1997. 2 Based on net asset value.
3 Annualized.
4 Before waivers.
5 After waivers.


Relative Value Fund
(Class A Shares1)                                                  Period ended November 30,
                                                      1999       1998        1997       1996        1995
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
Net Asset Value, Beginning of Period                 $26.26     $23.48      $19.03     $15.02      $11.36
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
Income From Investment Operations
   Net investment income                              0.10       0.11        0.67       0.27        0.29
   Net gains or losses on securities (both            3.01       3.66        4.45       4.01        3.65
   realized and unrealized)
   Total from investment operations                   3.11       3.77        5.12       4.28        3.94
Less Distributions
   Dividends (from net investment income)            (0.16)     (0.17)      (0.28)     (0.26)      (0.28)
   Distributions (from capital gains)                (0.11)     (0.82)      (0.39)     (0.01)        --
   Total distributions                               (0.27)     (0.99)      (0.67)     (0.27)      (0.28)
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
Net Asset Value, End of Period                       $29.10     $26.26      $23.48     $19.03      $15.02
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
Total Return/2/                                      11.89%     16.67%      27.69%     28.86%      35.10%
Ratios/supplemental Data
   Net assets, end of period (000's omitted)        $54,825     $50,925    $37,748    $215,843    $131,979
   Gross ratio of expenses to average net assets3    1.46%       1.49%      1.21%       1.24%      1.26%
   Net ratio of expenses to average net assets4      1.30%       1.29%      1.01%       1.04%      1.06%
   Gross ratio of net income to average net          0.36%       0.50%      1.20%       1.51%      1.97%
   assets/3/

   Net ratio of net income to average net assets4    0.52%       0.70%      1.40%       1.71%      2.17%
   Portfolio turnover rate                            11%         26%        18%         16%        24%

1 The date of initial public investment for class A shares was June 5, 1991. For the period from January 31, 1989 (start of business) to June 4, 1991, all income was distributed to Federated Services Corporation, the administrator at the time.

2 Based on net asset value, which does not reflect the sales charge, if applicable.

3 Before waivers.
4 After waivers.


Relative Value Fund
(Class B Shares1)                               Period ended November 30,
                                                  1999        1998
---------------------------------------------- ----------- -----------
Net Asset Value, Beginning of Period             $26.28      $26.01
---------------------------------------------- ----------- -----------
Income From Investment Operations
   Net investment income                          0.16        0.14
   Net gains or losses on securities (both        2.94        0.24
   realized and unrealized)
   Total from investment operations               3.10        0.38
Less Distributions
   Dividends (from net investment income)        (0.18)      (0.11)
   Distributions (from capital gains)            (0.11)        --
   Total distributions                           (0.29)      (0.11)
---------------------------------------------- ----------- -----------
Net Asset Value, End of Period                   $29.09      $26.28
---------------------------------------------- ----------- -----------
Total Return/2/                                  11.84%      1.50%
Ratios/supplemental Data
   Net assets, end of period (000's omitted)    $14,278      $7,847
   Gross ratio of expenses to average net        1.46%        1.24%/3/
   assets/4/

   Net ratio of expenses to average net          1.30%        1.04%/3/
   assets/5/

   Gross ratio of net income to average net      0.36%        0.75%/3/
   assets/4/

   Net ratio of net income to average net        0.52%        0.95%/3/
   assets/5/

   Portfolio turnover rate                        11%           26%

1 The date of initial public investment for class B shares was March 31, 1998. 2 Based on net asset value, which does not reflect contingent deferred sales charge, if applicable.
3 Annualized.
4 Before waivers.
5 After waivers.

Relative Value Fund
(Class Y Shares1)                                 Period ended November 30,
                                                  1999        1998       1997
---------------------------------------------- ----------- ----------- ---------
Net Asset Value, Beginning of Period             $26.27      $23.49     $22.67
---------------------------------------------- ----------- ----------- ---------
Income From Investment OperationS
   Net investment income                          0.23        0.18       0.08
   Net gains or losses on securities (both        2.96        3.65       0.81
   realized and unrealized)
   Total from investment operations               3.19        3.83       0.89
Less Distributions
   Dividends (from net investment income)        (0.23)      (0.23)     (0.07)
   Distributions (from capital gains)            (0.11)      (0.82)       --
   Total distributions                           (0.34)      (1.05)     (0.07)
---------------------------------------------- ----------- ----------- ---------
Net Asset Value, End of Period                   $29.12      $26.27     $23.49
---------------------------------------------- ----------- ----------- ---------
Total Return/2/                                  12.20%      16.95%      3.93%
Ratios/supplemental Data
   Net assets, end of period (000's omitted)    $466,203    $386,405   $312,056
   Gross ratio of expenses to average net        1.21%       1.24%      1.20%/3/
   assets/4/

   Net ratio of expenses to average net          1.05%       1.04%      1.00%/3/
   assets/5/

   Gross ratio of net income to average net      0.61%       0.75%      1.15%/3/
   assets/4/

   Net ratio of net income to average net        0.77%       0.95%      1.35%/3/
   assets/5/

   Portfolio turnover rate                        11%         26%         18%

1 The date of initial public investment for class Y shares was August 18, 1997. 2 Based on net asset value.
3 Annualized.
4 Before waivers.
5 After waivers.

Science & Technology Fund
(Class B Shares1)                       Period ended November 30,
                                                  1999

---------------------------------------------- -----------
Net Asset Value, Beginning of Period             $10.00
---------------------------------------------- -----------
Income from investment operations
   Net investment income                           --
   Net gains or losses on securities
   (both realized and unrealized)                4.52
   Total from investment operations              4.52

Less distributions
   Dividends (from net investment income)          --
   Distributions (from capital gains)              --
   Total distributions                             --
---------------------------------------------- -----------
Net Asset Value, End of Period                   $14.52
---------------------------------------------- -----------
Total Return/2/                                  45.20%
Ratios/Supplemental Data
   Net assets, end of period (000's omitted)     $1,345
   Gross ratio of expenses to average net         2.09%/3/
   assets/4/

   Net ratio of expenses to average net          1.94%/3/
   assets/5/
   Gross ratio of net income to average net     (1.34)%/3/
   assets/4/

   Net ratio of net income to average net       (1.19)%/3/
   assets/5/

   Portfolio turnover rate                        16%

1 The date of initial public investment for class B shares was August 9, 1999. 2 Based on net asset value, which does not reflect contingent deferred sales charge, if applicable.
3 Annualized.
4 Before waivers.
5 After waivers.

Science & Technology Fund
(Class Y Shares1)                       Period ended November 30,
                                                  1999

---------------------------------------------- -----------
Net Asset Value, Beginning of Period             $10.00
---------------------------------------------- -----------
Income From Investment Operations
   Net investment income                            --
   Net gains or losses on securities (both         4.56
   realized and unrealized)
   Total from investment operations                4.56
Less Distributions
   Dividends (from net investment income)          --
   Distributions (from capital gains)              --
   Total distributions                             --
---------------------------------------------- -----------
Net Asset Value, End of Period                   $14.56
---------------------------------------------- -----------
Total Return/2/                                  45.60%
Ratios/Supplemental Data
   Net assets, end of period (000's omitted)    $40,936
   Gross ratio of expenses to average net         1.84%/3/
   assets/4/
   Net ratio of expenses to average net           1.69%/3/
   assets/5/
   Gross ratio of net income to average net      (1.09)%/3/
   assets/4/
   Net ratio of net income to average net        (0.94)%/3/
   assets/5/
   Portfolio turnover rate                           16%

1 The date of initial public investment for class Y shares was August 9, 1999. 2 Based on net asset value.
3 Annualized.
4 Before waivers.
5 After waivers.


Stellar Fund
(Class A Shares1)                                                  Year ended November 30,
                                                      1999       1998        1997       1996        1995
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
Net Asset Value, Beginning of Period                 $13.35     $14.27      $13.59     $12.17      $10.90
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
Income From Investment Operations
   Net investment income                              0.31       0.38        0.36       0.34        0.34
   Net gains or losses on securities (both            0.52       0.35        1.18       1.62        1.33
   realized and unrealized)
   Total from investment operations                   0.83       0.73        1.54       1.96        1.67
Less Distributions
   Dividends (from net investment income)            (0.35)     (0.35)      (0.36)     (0.34)      (0.35)
   Distributions (from capital gains)                (1.16)     (1.30)      (0.50)     (0.20)      (0.05)
   Total distributions                               (1.51)     (1.65)      (0.86)     (0.54)      (0.40)
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
Net Asset Value, End of Period                       $12.67     $13.35      $14.27     $13.59      $12.17
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
Total Return/2/                                      6.92%       5.74%      11.94%     16.64%      15.67%
Ratios/supplemental Data
   Net assets, end of period (000's omitted)        $40,133     $46,613    $50,398     $50,094    $48,902
   Gross ratio of expenses to average net assets/3/  1.76%       1.85%      1.76%       1.86%      1.85%
   Net ratio of expenses to average net assets/4/    1.60%       1.65%      1.56%       1.66%      1.65%
   Gross ratio of net income to average net          2.33%       2.51%      2.43%       2.56%      2.78%
   assets/3/

   Net ratio of net income to average net assets/4/  2.49%       2.71%      2.63%       2.76%      2.98%
   Portfolio turnover rate                            39%         77%        64%         65%        104%

1 The date of initial public investment for class A shares was October 18, 1991. 2 Based on net asset value, which does not reflect the sales charge, if applicable.
3 Before waivers.
4 After waivers.


Stellar Fund
(Class Y Shares1)                                             Year ended November 30,
                                                 1999       1998       1997       1996       1995
---------------------------------------------- ---------- ---------- ---------- ---------- ----------
Net Asset Value, Beginning of Period            $13.36     $14.27     $13.59     $12.17     $10.90
---------------------------------------------- ---------- ---------- ---------- ---------- ----------
Income From Investment Operations
   Net investment income                         0.35       0.42       0.40       0.37       0.38
   Net gains or losses on securities (both       0.51       0.36       1.18       1.62       1.32
   realized and unrealized)
   Total from investment operations              0.86       0.78       1.58       1.99       1.70
Less Distributions
   Dividends (from net investment income)       (0.39)     (0.39)     (0.40)     (0.37)     (0.38)
   Distributions (from capital gains)           (1.16)     (1.30)     (0.50)     (0.20)     (0.05)
   Total distributions                          (1.55)     (1.69)     (0.90)     (0.57)     (0.43)
---------------------------------------------- ---------- ---------- ---------- ---------- ----------
Net Asset Value, End of Period                  $12.67     $13.36     $14.27     $13.59     $12.17
---------------------------------------------- ---------- ---------- ---------- ---------- ----------
Total Return/2/                                  7.15%      6.11%     12.22%     16.94%     15.97%
Ratios/Supplemental Data
   Net assets, end of period (000's omitted)    $47,491    $58,572    $63,742    $67,047    $64,754
   Gross ratio of expenses to average net        1.51%      1.60%      1.51%      1.59%      1.60%
   assets/3/

   Net ratio of expenses to average net          1.35%      1.40%      1.31%      1.39%      1.40%
   assets/4/

   Gross ratio of net income to average net      2.58%      2.76%      2.69%      2.65%      3.03%
   assets/3/

   Net ratio of net income to average net        2.74%      2.96%      2.89%      2.85%      3.23%
   assets/4/

   Portfolio turnover rate                        39%        77%        64%        65%       104%

1 The date of initial public investment for class Y shares was April 11, 1994.
  For the period from April 5, 1994 (start of business) to April 10, 1994, all income was distributed to Federated Services Corporation, the administrator at the time.

2 Based on net asset value.
3 Before waivers.
4 After waivers.


Capital Appreciation Fund
(Class A Shares1)                                             Year ended November 30,
                                                  1999       1998       1997       1996       1995
---------------------------------------------- ---------- ---------- ---------- ---------- ----------
Net Asset Value, Beginning of Period            $11.75     $14.34     $12.55     $11.82     $10.15
---------------------------------------------- ---------- ---------- ---------- ---------- ----------
Income From Investment Operations
   Net investment income                          --       (0.05)      0.02      (0.03)      0.03
   Net gains or losses on securities (both       0.57       0.56       1.77       1.05       1.72
   realized and unrealized)
   Total from investment operations              0.57       0.51       1.79       1.02       1.75
Less Distributions
   Dividends (from net investment income)         --       (0.02)       --         --       (0.04)
   Distributions in excess of net investment      --         --         --         --       (0.00)6
   income/2/

   Distributions (from capital gains)             --       (3.08)       --       (0.29)     (0.04)
   Total distributions                            --       (3.10)       --       (0.29)     (0.08)
---------------------------------------------- ---------- ---------- ---------- ---------- ----------
Net Asset Value, End of Period                  $12.32     $11.75     $14.34     $12.55     $11.82
---------------------------------------------- ---------- ---------- ---------- ---------- ----------
Total Return/3/                                  4.85%      4.75%     14.26%      8.95%     17.35%
Ratios/supplemental Data
   Net assets, end of period (000's omitted)    $85,257    $79,981    $83,118    $79,163    $56,430
   Gross ratio of expenses to average net        1.47%      1.52%      1.49%      1.52%      1.68%
   assets/4/

   Net ratio of expenses to average net          1.31%      1.32%      1.29%      1.32%      1.47%
   assets/5/

   Gross ratio of net income to average net     (0.49)%    (0.64)%    (0.04)%    (0.44)%     0.07%
   assets/4/

   Net ratio of net income to average net       (0.33)%    (0.44)%     0.16%     (0.24)%     0.28%
   assets/5/

   Portfolio turnover rate                        92%        94%       262%       174%       144%

1 The date of initial public investment for class A shares was June 13, 1994. 2 Distributions are determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles. 3 Based on net asset value, which does not reflect the sales charge, if applicable.
4 Before waiver.
5 After waivers.
6 Less than one cent per share.

International Equity Fund
(Class A Shares1)                           Period ended November 30,
                                                  1999        1998
---------------------------------------------- ----------- -----------
Net Asset Value, Beginning of Period             $10.35      $10.00
---------------------------------------------- ----------- -----------
Income From Investment Operations
   Net investment income                          0.09        0.05
   Net gains or losses on securities (both        2.78        0.34
   realized and unrealized)
   Total from investment operations               2.87        0.39
Less Distributions
   Dividends (from net investment income)        (0.10)      (0.04)
   Distributions (from capital gains)            (0.18)        --
   Total distributions                           (0.28)      (0.04)
---------------------------------------------- ----------- -----------
Net Asset Value, End of Period                   $12.94      $10.35
---------------------------------------------- ----------- -----------
Total Return/2/                                  28.44%      3.95%
Ratios/supplemental Data
   Net assets, end of period (000's omitted)    $59,496     $48,459
   Gross ratio of expenses to average net        1.29%       1.51%3
   assets/4/

   Net ratio of expenses to average net          1.13%       1.31%3
   assets/5/

   Gross ratio of net income to average net      0.11%       0.17%3
   assets/4/

   Net ratio of net income to average net        0.27%       0.37%3
   assets/5/

   Portfolio turnover rate                        34%          3%

1 The date of initial public investment for class A shares was December 3, 1997. 2 Based on net asset value, which does not reflect the sales charge, if applicable.
3 Annualized.
4 Before waivers.
5 After waivers.

                      [THIS PAGE INTENTIONALLY LEFT BANK]

For More Information      You may obtain the following and other information on
                          the Firstar Stellar Funds free of charge:

                          Annual and Semi-annual Reports to Shareholders

                          The annual and semi-annual reports provide the funds' most recent financial statements and portfolio listings. The annual report contains a discussion of the market conditions and investment strategies that affected the funds' performances during the last fiscal year.

                          Statement of Additional Information (Sai) Dated March 31, 2000

                          The SAI is incorporated into this prospectus by reference (i.e., legally made a part of this prospectus). The SAI provides more details about the funds' policies and management.

                          To receive any of these documents or prospectuses on the Firstar Stellar Funds:

                          By telephone - 1-800-677-FUND

                          By mail - Firstar Stellar Funds
                                    c/o Firstar Mutual Fund Services, LLC
                                    P.O. Box 3011
                                    Milwaukee, Wisconsin 53201-3011

                          On the internet - Text only versions of fund documents can be viewed online or downloaded from:
                          HTTP://WWW.SEC.GOV and
                          HTTP://WWW.FIRSTARSTELLARFUNDS.COM

                          You may review and obtain copies of fund information (including the SAI) at the SEC Public Reference Room in Washington, D.C. Please call 1-202-942-8090 for information relating to the operation of the Public Reference Room. Copies of the information may be obtained for a fee by writing the Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549-6009 or by sending an electronic request to the SEC at the following e-mail address: publicinfo@sec.gov.

Investment Company Act File # 811-05762